                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MAY 1997
DISTRIBUTION DATE: 6/16/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                                     Per $1,000 of
                                                                                                                   Original Class A
                                                                                                                      Certificate
                                                                                                                        Amount
                                                                                                                   -----------------
      (i)   Principal Distribution                                                      $ 2,533,588.75                 $4.965604

     (ii)   Interest Distribution                                                       $    60,697.16                 $0.118961

    (iii)   Amount of Distribution allocable to the Yield Suppl. Amount                 $     3,763.75
            Amount of Distribution allocable to the Shortfall (Excess) Amount           $    16,715.73

     (iv)   Monthly Servicing Fee                                                       $    16,734.81                 $0.032799
            Monthly Supplemental Servicing Fee                                          $         0.00                 $0.000000
            Class A Percentage of the Servicing Fee                                     $    15,563.37                 $0.030503
            Class A Percentage of the Supplemental Servicing Fee                        $         0.00                 $0.000000

      (v)   Class A Principal Balance (end of Collection Period)                        $16,142,459.82
            Class A Pool Factor (end of Collection Period))                                  3.1637758%
            Class B Principal Balance (end of Collection Period)                        $ 1,215,023.86

     (vi)   Pool Balance (end of Collection Period)                                     $17,357,483.68

    (vii)   Class A Interest Carryover Shortfall                                        $         0.00                 $0.000000
            Class A Principal Carryover Shortfall                                       $         0.00                 $0.000000

   (viii)   Amount otherwise distributable to Class B Certificateholders                $         0.00
            that is distributed to Class A Certificateholders

     (ix)   Balance of the Reserve Fund Property (end of Collection Period)             $ 5,486,319.09

      (x)   Aggregate Purchase Amount of Receivables repurchased by                     $         0.00
            the Seller or the Servicer



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